UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
December 1, 2010

EASTMAN CHEMICAL COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12626	62-1539359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 South Wilcox Drive, Kingsport, TN	37662
(Address of Principal Executive Offices)	(Zip Code)

(423) 229-2000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (e) -- Compensatory Arrangements of Certain Officers
On December 1, 2010, the Compensation and Management Development Committee (the "Compensation Committee") of the Board of Directors of Eastman Chemical Company ("Eastman" or "the Company") took the following executive compensation actions.

Unit Performance Plan for 2011

 The Compensation Committee approved Unit Performance Plan ("UPP") performance measures and goals, specific target objectives with respect to such performance goals, the method for computing the amount of the UPP award allocated to the award pool if the performance goals are attained, and the eligibility criteria for employee participation in the UPP, for the 2011 performance year. The UPP is filed with the Securities and Exchange Commission (the “SEC’) as Exhibit 10.11 to the Company's Annual Report on Form 10-K for the year ended December 31, 2009 and is described under “Executive Compensation -- Compensation Discussion and Analysis – Elements of Our Executive Compensation – Annual Cash Compensation – Base Pay and Variable Pay – Variable Cash Pay – Unit Performance Plan” in the Company’s 2010 Annual Meeting Proxy Statement filed with the SEC, both of which are incorporated by reference herein and available through the "Investors - SEC Filings" section of the Company's Internet website (www.eastman.com ) and the SEC's Internet site at www.sec.gov.

 As established by the Compensation Committee, for 2011 the performance measure for the UPP will be earnings from operations ("EFO"). The Compensation Committee approved specific EFO targets and corresponding performance factors for the Company. The target level for 2011 EFO corresponds to the Company's EFO target under the annual business plan for 2011 as approved by the Board of Directors.

The amount of the Company award pool allocated to the executive officers will be determined by aggregating their individual target variable pay amounts, multiplied by a "performance factor" corresponding to their overall performance compared to pre-established targets related to organizational results and personal performance objectives. For 2011, the target variable pay for performance that meets the pre-established objectives under the UPP (expressed as a percentage of annual base salary) for the  executive officers for whom executive compensation disclosure is provided in the Company’s 2010 Annual Meeting Proxy Statement (the “named executive officers”) will be: 100% for the Chief Executive Officer (James P. Rogers);  75% for the Executive Vice President, Specialty  Polymers, Coatings and Adhesives and Chief Marketing Officer (Mark J. Costa) and for the Executive Vice President, Performance Polymers and Chemical Intermediates (Ronald C. Lindsay); 70% for the Senior Vice President and Chief Financial Officer (Curtis E. Espeland); and 65% for the  Senior Vice President, Chief Legal Officer, and Corporate Secretary (Theresa K. Lee). Any changes in the responsibilities or positions of executives will be taken into account by the Compensation Committee in determining the variable pay to executives under the UPP for 2011.

At the end of 2011, in connection with the determination of the total amount of the Company UPP award pool available to the executive officers, the Chief Executive Officer will assess the other executives’ individual performance against established goals and expectations, and determine the amounts of the individual payouts from the portion of the allocated award pool. The Chief Executive Officer’s assessments will be based upon his evaluation of each executive officer’s performance against individual goals and expectations related to corporate and organizational performance compared to established EFO and other performance targets and the officer’s contributions to achievement of identified key initiatives for 2011. Based on the Chief Executive Officer’s assessment, the Compensation Committee will consider UPP payouts to the executive officers for 2011 in early 2012. The Compensation Committee will review the CEO’s performance against his individual financial, organizational, and strategic objectives and determine his payout for 2011. The payouts, if any, to the CEO and other executive officers for 2011 will be disclosed in the Company's proxy statement for its 2012 annual meeting of stockholders.

In determining EFO for the purpose of measuring corporate performance, the UPP provides for adjustments by the Compensation Committee for certain charges, income items, or other events, typically the same as those excluded from operating earnings in the non-GAAP pro forma financial measures disclosed by the Company in its public sales and earnings disclosures.

Amendments to Executive Change-in-Control Severance Agreements

The Compensation Committee approved, and the Company entered into, amended Change in Control Severance Agreements (the "Agreements") with the named executive officers and certain other executive officers of the Company.  The form of the Agreements prior to the amendments is filed with the SEC as Exhibit 10.03 to the Company's Annual Report on Form 10-K for the year ended December 31, 2008, and the Agreements prior to the amendments are described under “Executive Compensation – Termination and Change-in-Control Arrangements – Change in Control Agreements” and “Executive Compensation – Termination and Change-in-Control Arrangements – Potential Payments Under Termination and Change-in-Control Arrangements” in the Company’s 2010 Annual Meeting Proxy Statement filed with the SEC, both of which are incorporated by reference herein  and available through the "Investors - SEC Filings" section of the Company's Internet website ( www.eastman.com ) and the SEC's Internet site at www.sec.gov.

The Agreements, which provide for specified compensation and benefits upon termination for certain reasons within two years following  a change of control of the Company, were amended to: (i) reduce the automatic renewal term of the “change in control period” from three years to two years; (ii) reduce the severance payment to all except  the CEO from three-times base pay plus target annual bonus to two-times base pay plus target annual bonus; (iii) reduce the welfare benefits continuation period from 36 months to 18 months; (iv) eliminate the provision of three additional years of service credit under Company retirement plans; and (v) eliminate the gross-up payment for any excise tax imposed by Section 4999 of the Internal Revenue Code for a payment or benefit under the Agreement. The form of the amended Agreements will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

EASTMAN CHEMICAL COMPANY - EMN

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Eastman Chemical Company
By: /s/Scott V. King Scott V. King Vice President, Controller and Chief Accounting Officer
Date: December 7, 2010